EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MCII Holdings (USA) Inc. on Form F-1/S-1 of our reports dated February 24, 1995, on the financial statements of Motor Coach Industries International, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Phoenix, Arizona
July 24, 1996